Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Eco-Stim Energy Solutions, Inc. of our report dated March 17, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2015, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas
April 25 , 2016